SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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COEUR D’ALENE MINES CORPORATION

400 Coeur D’Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur D’Alene, Idaho 83814

April 21, 2003

Dear Shareholder:

      We are pleased to invite you to attend our Annual Meeting of Shareholders. This year it will be held the morning of Tuesday, May 20, 2003 at 9:30 A.M., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. The primary business of the meeting will be to:

•	Re-elect directors; and

•	Approve the adoption of a replacement Long-Term Incentive Plan to replace an existing plan and the reservation of 6,800,000 shares of common stock for issuance under the terms of the plan commencing in 2004.

      A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is important that you be represented by proxy. If you cannot attend the meeting, we urge you to date and sign the enclosed proxy card, and return it promptly. We have provided a return-addressed, permit-stamped envelope for your convenience.

Sincerely,

DENNIS E. WHEELER
Chairman of the Board
and Chief Executive Officer

WE URGE YOU TO CAREFULLY CONSIDER EACH OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING AND THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS BEING PRESENTED.

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

      Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 20, 2003, at 9:30 A.M., local time, for the following purposes:

1. To re-elect a Board of Directors consisting of eight persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2. To approve the adoption of a replacement 2003 Long-Term Incentive Plan and the reservation of 6,800,000 shares of common stock for issuance under the terms of the plan commencing in 2004; and

3. To transact such other business as properly may come before the meeting.

      Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

      Only shareholders of record at the close of business on April 7, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

April 21, 2003

YOUR VOTE IS IMPORTANT

PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

PROXY STATEMENT

General

      This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 2003, and any and all adjournments thereof.

      Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

      This proxy statement and the accompanying proxy are being mailed or given to our shareholders on or about April 21, 2003.

VOTING SECURITIES

      All shareholders of record as of the close of business on April 7, 2003, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on April 7, 2003, a total of 140,121,504 shares of our common stock were outstanding.

      Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the eight nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the adoption of a replacement 2003 Long-Term Incentive Plan and the reservation of 6,800,000 shares of common stock for issuance under the terms of the plan commencing in 2004; and

•	in their discretion with respect to such other business as properly may come before the Annual Meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

      We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. Morrow & Company’s charge will be $8,000 plus out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Eight directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below. All of the nominees currently are directors. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

		Director
Nominees	Age	Since

Dennis E. Wheeler	60	1978
Chairman of the Board of Coeur d’Alene Mines Corporation since May 1992; President since December 1980; Chief Executive Officer since December 1986; Chief Administrative Officer from December 1980 to December 1986; Secretary from January 1980 to December 1980; Senior Vice President and General Counsel from 1978 to 1980. Member of the Board of Directors and Chairman of the Audit Committee of Sierra Pacific Resources (a NYSE-listed public utility holding company).

James J. Curran	63	1989
Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 30, 1996; Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oregon, N.A. from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A. from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990.

James A. McClure	78	1991
Former United States Senator from Idaho from 1972 to 1991; former Chairman of the Senate Energy and Natural Resources Committee.

Cecil D. Andrus	71	1995
Governor of Idaho (1971-1977 and 1987-1995); Secretary of the U.S. Department of the Interior (1977-1981). Director of Albertson’s Inc. (a nation-wide grocery retail chain), Key Corp. (commercial banking) and RENTRAK (a video cassette leasing company). Chairman of the Andrus Center for Public Policy at Boise State University; “Of Counsel” member of the Gallatin Group (a policy consulting firm).

John H. Robinson	52	1998
Executive Director of Metilinx Inc (system optimization software); Executive Director of Amey plc (a London FTSE — listed business process outsourcing company) from April 2000 to September 2002; Vice Chairman of Black & Veatch Inc (international engineering and construction) from January 1999 to March 2000; Managing Partner of that Firm from January 1989 to December 1998; and Chairman of Black & Veatch UK Ltd from 1994 to March 2000. Member of the Board of Directors of Alliance Resource Management GP, LLC (NASDAQ — listed coal mining company).

Robert E. Mellor	59	1998
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Of Counsel, Gibson, Dunn & Crutcher, LLP, 1991-1997. Member of the Board of Directors of The Ryland Group, Inc. (national residential home builder). Member of the Board of Directors of Monro Muffler/ Brake, Inc.

		Director
Nominees	Age	Since

Timothy R. Winterer	66	1998
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001. President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; (1996-1997); Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985).

J. Kenneth Thompson	51	2002
President of Pacific Rim Leadership Development, LLC (executive consulting firm in Anchorage, Alaska.) from May 2000 to present. Executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from January 1998 to June 2000. President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska from June 1994 to January 1998. Member of the Board of Directors of Alaska Airlines and Alaska Air Group, Inc.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

      Our Board of Directors met seven times during 2002. We have an Audit Committee comprised solely of outside directors and presently consisting of Messrs. Curran, McClure and Thompson. The Audit Committee met four times during 2002. The Board also has a Compensation Committee, comprised solely of outside directors and presently consisting of Messrs. Andrus, Robinson and Mellor. The Compensation Committee met two times during 2002. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served, except for Cecil Andrus who missed two meetings. Our Board also has an Executive Committee on which Messrs. Curran, Mellor, Robinson, Winterer and Wheeler currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings. The Board of Directors does not presently have a nominating committee.

SHARE OWNERSHIP

      The following table sets forth information, as of April 7, 2003, concerning the beneficial ownership of our common stock by shareholders known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, by each of the nominees for election as directors, and by all of our directors/nominees and executive officers as a group:

	Shares
	Beneficially		Percent of
	Owned		Outstanding

Asarco Incorporated	7,175,000	(1)	5.12
Lonestar Partners, L.P.	1,278,397	(2)	.91
Dennis E. Wheeler	937,422	(3)(4)	.67
James J. Curran	185,884	(3)(4)	.13
James A. McClure	32,689	(4)	*
Cecil D. Andrus	32,442	(4)	*
John H. Robinson	46,795	(4)	*
Robert E. Mellor	29,588	(4)	*
Timothy R. Winterer	64,607	(4)	*
J. Kenneth Thompson	56,296	(4)	*
All executive officers and nominees for director as a group (16 persons)	2,510,721		1.79

(*)	Holding constitutes less than .10% of the outstanding shares.

(1)	Asarco Incorporated is primarily engaged in the mining and production of copper and is a wholly-owned subsidiary of Grupo Mexico, S.A. de C.V., a copper and precious metals mining company headquartered in Mexico. The address of Asarco Incorporated is 1150 N. 17th Avenue, Tucson, AZ 85703-0747. On January 6, 2003, Coeur and Asarco entered into an agreement providing that Coeur would use its best efforts to have 7.125 million shares of Coeur common stock owned by Asarco registered under the universal shelf registration statement on Form S-3 that Coeur filed with the SEC on November 25, 2002. Asarco agreed that it would limit any sales of shares prior to September 9, 2004 so that no individual purchaser will purchase in excess of 500,000 shares. In connection with this planned sale of shares, Daniel Tellechea Salido and Xavier Garcia de Quevedo, Asarco’s two designees on Coeur’s Board of Directors, resigned on January 7, 2003.

(2)	Lonestar Partners, L.P. is a Delaware limited partnership (“Lonestar”) of which Southampton Capital Partners, L.P., a Texas limited partnership (“SCPLP”) is the general partner. The general partner of SCPLP is Southampton Capital LLC, a Texas limited liability company (“SCLLC”), which is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of our common stock reported above as beneficially owned by Lonestar. Lonestar disclaims beneficial ownership of the above-reported shares. The principal business office of Lonestar, SCPLP and SCLLC is 17 East Sir Francis Drake Boulevard, Suite 100, Larkspur, California 94939.

(3)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(4)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Long-Term Incentive Plan under our Executive Compensation Program or Non-Employee Directors’ Stock Option Plan: Dennis E. Wheeler — 680,684 shares; James J. Curran — 185,784 shares; James A. McClure — 32,339 shares; Cecil D. Andrus — 32,342 shares; John H. Robinson — 46,695 shares; Robert E. Mellor — 29,488 shares; Timothy R. Winterer — 63,607 shares; J. Kenneth Thompson 46,296 shares and all executive officers and directors as a group — 1,476,944 shares.

COMPENSATION AND RELATED MATTERS

Proposed Replacement 2003 Long-Term Incentive Plan

      The replacement 2003 Long-Term Incentive Plan is designed to update the long-term compensation practices of the Company, incorporate recent legislative requirements and keep the Company’s compensation program competitive within the industry. The proposed replacement 2003 Long-Term Incentive Plan that shareholders will be voting on at this annual meeting is described below under “Proposal No. 2.” Hewitt Associates, a leading, independent executive compensation consulting firm, assisted us in the preparation of the proposed replacement plan and recommended it to the Board of Directors.

      The discussion set forth below discusses our existing Executive Compensation Program, including the Long-Term Incentive Plan (the “LTIP”) pursuant to which we may annually grant long-term incentive performance shares and stock options to our executive officers. No long-term-incentive performance shares were awarded to any of our officers under the LTIP in 2001 or 2002. If such performance shares had been awarded in those years pursuant to the LTIP’s provisions, their total values would have been approximately $1.1 million in 2001 and $1.2 million in 2002 for all of our officers as a group. Furthermore, other than a limited number of stock options granted in exchange for the cancellation of previously granted options as discussed below, no new stock options were granted to any of our officers under the LTIP in 2001 and only 75% of the maximum number of options to which the officers would have been entitled under the LTIP were granted in 2002. Consequently, our officers have not received significant long-term incentive opportunities that were originally intended to be afforded them. On March 11, 2003, the Board of Directors awarded a total of 1,240,000 restricted shares which will vest at the end of a three-year period after grant of such shares. Of such shares, 200,000 shares will be issued to our Chief Executive Officer, 125,000 shares will be issued to each of our three senior executive officers and between 70,000 to 85,000 shares will be issued to each of our five other executive officers. Previously authorized shares of common stock are available under the LTIP to effect such awards of restricted stock.

History and Objectives of the Company’s Executive Compensation Program

      Our existing Executive Compensation Program was designed to provide incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect our performance. Officers of Coeur d’Alene Mines Corporation and its subsidiaries (currently totaling 13 persons) are eligible to participate in the program. Hewitt Associates, an independent consulting firm, has advised our Board of Directors, its Compensation Committee and our Chief Executive Officer regarding the program since 1989. Under the Executive Compensation Program, base salary and annual incentive are targeted at approximately the 50th percentile of that reported for other companies in the mining industry on a size-adjusted basis. The total compensation opportunity (including long-term incentive) is targeted at the 75th percentile, based on stated performance objectives. The program was originally approved by shareholders in 1989. Amendments to the program approved by shareholders in 1995 were designed to make us remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders’ interests. We believe the Executive Compensation Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value. The proposed changes in the replacement 2003 Long-Term Incentive Plan will further update and align executive compensation with shareholder value.

Compensation Committee

      Our Executive Compensation Program is administered by the Compensation Committee of the Board of Directors, which is composed entirely of outside directors. The Committee works with Hewitt Associates and our Chief Executive Officer to assure that the program meets the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation changes to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation, including executives’ salaries.

Elements of the Program

      The Executive Compensation Program consists of three basic elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation. The program is performance-based. For the year 2002, 50% of each executive’s annual incentive compensation was determined by our company’s overall financial performance relative to predetermined goals established by the Board of Directors, and the remaining 50% was determined by the executive’s performance relative to their individual predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee, which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. As stated above, other than certain options granted in exchange for the cancellation of previously granted options and the grant of 75% of the options to which officers would have been entitled under the LTIP, no long-term incentive compensation awards were made in 2002.

Compensation Program Summary

      During 2002, Hewitt Associates reviewed executive compensation and the target levels. The compensation of our executive officers is also linked to our company’s financial performance as well as the individual officer’s performance. As more fully discussed below under “Compensation Committee Report,” annual incentive compensation awards under the Annual Incentive Plan (the “AIP”) are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual’s level of responsibility and impact on our company’s overall performance. Commencing in 2001, 50% of the AIP target award value has been based on our financial performance as related to predetermined goals, and the remaining 50% by the individual executive’s performance relative to individual predetermined goals.

      The LTIP is based upon a four-year stock option performance period and a three-year performance share performance period. Long-term incentives include options granted under the LTIP and performance shares (payable in shares of common stock and cash after a three-year performance period) granted under our Long-Term Performance Share Plan (the “LTPSP”). Ordinarily, the exercise price of options granted under the LTIP is equal to the fair market value of the common stock on the date of grant of the options. The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of common stock that are issued after a three-year period are directly related to the market value of our common stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a three-year performance period.

      During the eight-year period from 1995 through 2002, a total of 2,857,000 shares of common stock were authorized for issuance under the Executive Compensation Program. As of April 7, 2003, 114,650 shares remained available to underlie awards to be granted in the future under the program.

      The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year were $543,679 in 2002 compared to $450,695 in 2001 and $202,025 in 2000, and their total annual compensation was $1,379,826 in 2002 compared to $1,353,851 in 2001, and $1,282,139 in 2000.

      The following Summary Compensation Table sets forth the annual base salary, annual bonus (including cash and stock) and long-term incentive compensation (including stock awards, options granted and long-term incentive cash payments) earned by our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year for services rendered during each of the last three years.

Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation					Payouts
					LTPSP	Shares
				Other Annual	Common Stock	Underlying	LTPSP	All Other
		Salary	Bonus	Compensation	Award (#Sh)	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	(3)	(#Sh)(4)	($)(5)	($)(6)

Dennis E. Wheeler	2002	$499,400	$300,000	—	—	395,071	—	$46,135
Chairman, President &	2001	485,658	212,916	—	—	229,090	—	35,668
Chief Executive Officer	2000	465,167	100,625	—	3,429	—	$2,143	59,551
Geoffrey A. Burns(7)	2002	218,442	0	—	—	75,043	—	19,374
Senior Vice-President	2001	210,739	65,243	—	—	—	—	16,657
Chief Financial Officer	2000	199,606	28,583	—	—	—	—	19,512
Robert Martinez	2002	293,192	131,100	—	—	136,382	—	25,392
Senior Vice President	2001	288,241	94,050	—	—	20,429	—	24,892
Chief Operating Officer	2000	252,423	35,844	—	279	—	174	27,179
Dieter A. Krewedl	2002	197,193	77,481	—	—	56,763	—	18,007
Senior Vice President	2001	193,318	46,612	—	—	—	—	15,674
Exploration	2000	169,790	21,656	—	—	—	—	17,316
James K. Duff(8)	2002	171,598	35,098	—	—	25,096	—	93,360
Vice President	2001	175,895	31,875	—	—	8,031	—	14,423
Business Development	2000	178,625	15,938	—	209	—	130	17,817

(1)	Annual incentive payments under the AIP are paid in cash and based on target award levels established by the Compensation Committee at the beginning of each annual performance period and vary depending upon each participant’s responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. During 2000 and 2001, 75% of the award value was based on our Company’s overall financial performance and 25% was based on the participant’s individual performance. During 2002, 50% of the award value was based on our company’s overall financial performance and 50% was based on the participant’s individual performance. Financial objectives underlying the measurement of our company’s performance include both total asset growth and cash flow return on total assets. The amounts reported above for 2000 and 2001 were paid in May 2001 and March 2002, respectively. The amounts reported above for 2002 were paid in March 2003.

(2)	Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

(3)	Shares of common stock awarded under the LTPSP are issued upon completion of a three-year performance period after the date of grant. As stated above, no performance shares were awarded under the LTPSP in 2001 or 2002. Prior to 1993, the Executive Compensation Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards have been paid in shares of common stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $1.92 per share closing price of the shares on the New York Stock Exchange on December 31, 2002) of the restricted shares of common stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 2002, were as follows: Dennis E. Wheeler — 27,774 shares ($53,326.08) and Robert Martinez — 4,173 shares ($8,012.06).

(4)	Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP with respect to each of the respective years. Other than the grant of 75% of the options to which officers would have been entitled under the LTIP for 2002 and a limited number of stock options granted in exchange for the cancellation of previously granted options as discussed under “Option Exchange Program — 2001 and 2002” below, no new stock options were granted to any of our officers under the LTIP in 2001 and 2002.

(5)	Reports cash payouts (not awards) under the LTPSP. Payments are made under the LTPSP after the end of the three-year performance period after award. The above reported payments relate to awards made in 1999 and are based on the performance period ended December 31, 2002. No long-term incentive plan awards have been made under the LTPSP with respect to services rendered in 2001 or 2002.

(6)	Includes contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Supplemental Retirement Plan prior to its termination. All full-time employees participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. However, for the years 2000, 2001 and 2002, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 16% of compensation, subject to a maximum contribution of $11,000. We contribute an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement, and the form of benefit payment elected by the participant. On December 6, 2002, our Board of Directors approved the termination of our Supplemental Retirement and Deferred Compensation Plan pursuant to which officers were entitled to defer up to 50% of their salary and 100% of the cash portion of awards under the AIP and LTPSP, effective December 31, 2002. The plan was terminated as an employee cost reduction program. In accordance with the terms of the plan, the account balances accrued at the time of termination of the plan were distributed to plan participants Under the Supplemental Retirement Plan, an amount was accrued that equals the portion of the contribution to the Retirement Plan that is restricted due to restrictions under ERISA. In 2002, each of Messrs. Wheeler, Martinez, Krewedl and Burns were credited with company contributions of $10,000 under the Retirement Plan. In 2002, Messrs. Wheeler, Martinez, Krewedl and Burns were credited with $25,645.80, $8,952.50, $1,955.60 and $3,789.65, respectively, pursuant to the Supplemental Retirement Plan. The amounts of all other compensation reported in the above table also include “above-market” interest earnings on deferred compensation that is accrued under our Supplemental Retirement Plan. “Above-market” interest earnings on deferred compensation is the excess of such interest over 120% of the applicable federal long-term interest rate, with compounding, as prescribed under the Internal Revenue Code. In 2002, the amounts of above-market interest earnings accrued for the benefit of Messrs. Wheeler, Martinez, Krewedl, Duff and Burns, amounted to $4,489.52, $439.99, $51.43, $72.72 and $84.76, respectively.

(7)	Mr. Burns terminated his employment with us on January 10, 2003. Our employment agreement with his successor, James A. Sabala, is described under “Employment Agreements” below.

(8)	Mr. Duff terminated his employment with us on November 2, 2002, and continues to serve as an independent contractor. He received severance in the amount of $87,786.96.

      As reported to shareholders in the proxy statement relating to last year’s Annual Meeting of Shareholders, the following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted under the LTIP in 2002 and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of our outstanding shares of common stock that would be realized in the event of such annual rates of stock price appreciation. The reported grants consisted of (i) options amounting to 75% of the options to which officers would have been entitled in 2002; and (ii) options granted in connection with an option exchange program which was approved by the Board of Directors and its Compensation Committee on March 19, 2002, and was extended to the nine persons employed by us that held options that had been granted to them during 1998 and 1999. (See “2002 Option Exchange Program” below.)

Option Grants Table

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of
	Shares	Options			Stock Price Appreciation
	Underlying	Granted			for Option Term(4)
	Options	to Employees	Exercise
	Granted	in Fiscal	Price	Expiration	0%
	(#)(1)	Year(2)	($/SH)(3)	Date	($)	5% ($)	10% ($)

Dennis E. Wheeler	109,012	42.0	$1.23	03/19/2012	0	$83,939.24	$213,663.52
	223,506	45.1	$1.85	09/17/2012	0	$259,266.96	$659,342.00
	62,553	53.6	$1.63	10/02/2012	0	$64,429.59	$162,637.80

Geoffrey A. Burns	35,043	13.5	$1.23	03/19/2012	0	$26,983.11	$65,494.28
	40,000	8.1	$1.85	09/17/2012	0	$46,400.00	$118,000.00

Robert Martinez	37,282	14.4	$1.23	03/19/2012	0	$28,707.14	$44,365.58
	75,000	15.1	$1.85	09/17/2012	0	$87,000.00	$221,250.00
	24,100	20.7	$1.63	10/02/2012	0	$24,823.00	$62,660.00

Dieter A. Krewedl	11,192	4.3	$1.23	03/19/2012	0	$8,617.84	$21,936.32
	40,000	8.1	$1.85	09/17/2012	0	$46,400.00	$118,000.00
	5,571	4.8	$1.63	10/02/2012	0	$5,738.13	$14,484.60

James K. Duff	9,884	3.8	$1.23	03/19/2012	0	$7,610.68	$19,372.64
	10,563	2.1	$1.85	09/17/2012	0	$12,253.08	$31,160.85
	4,649	4.0	$1.63	10/02/2012	0	$4,788.47	$12,087.40

All Shareholders(4)			$1.23	03/19/2012	0	$107,893,558.08	$274,638,147.84
			$1.85	09/17/2012	0	$162,540,944.64	$413,358,436.80
			$1.63	10/02/2012	0	$144,325,149.12	$364,315,910.40

Named Executive Officers’ Gains as a % of All Shareholder Gains			$1.23	03/19/2012	0	.14%	.13%
			$1.85	09/17/2012	0	.28%	.27%
			$1.63	10/02/2012	0	.07%	.07%

(1)	The options include nonqualified and incentive stock options that were fully-vested upon the date of grant.

(2)	Based on options for a total of 871,465 shares granted to thirteen persons, including the above five officers.

(3)	The exercise price is equal to the closing sale price of the common stock reported on the New York Stock Exchange on the date of grant of the option.

(4)	The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of our common stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5)	Total dollar gains based on assumed annual rates of appreciation shown and the 140,121,504 shares of common stock outstanding on April 7, 2003.

      Information in the above Options Grant Table relates to options granted during the year ended December 31, 2002.

      The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2002. No options were exercised during 2002 by such persons.

Aggregate Option Exercises And Fiscal Year-End Option Value Table

			Number of Shares
			Underlying	Value of Unexercised
			Unexercised	in-the-Money
			Options at FY-End	Options at FY-End
			(#)	($) (1))
	Shares Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Dennis E. Wheeler	0	0	651,201/48,324	$376,244.09/$3,086.18
Geoffrey A Burns	0	0	89,871/9,828	$27,329.67/$0
Robert Martinez	0	0	165,378/16,933	$60,856.73/$1,213.07
Dieter A. Krewedl	0	0	59,320/4,451	$11,863.44/$274.63
James K. Duff	0	0	35,921/4,427	$18,147.23/$236.93

(1)	Market value of underlying securities at exercise or year-end, minus the exercise price.

      Since no long-term incentive plan awards were made for services rendered in 2002 under the LTPSP, a Long-Term Incentive Plan Awards Table is not set forth in this proxy statement.

      The following table sets forth information as of December 31, 2002 regarding the Company’s equity compensation plans.

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,750,675	$2.50	2,182,917
Equity compensation plans not approved by security holders	0	—	—
Total	1,750,675	$2.50	2,182,917

Compensation Committee Report

      The following description of our executive compensation practices and policies is presented on behalf of the Compensation Committee of our Board of Directors. The present members of the Committee are Cecil D. Andrus, John H. Robinson and Robert E. Mellor. The fundamental philosophy of our Executive Compensation Program is to offer competitive compensation opportunities based on the Company’s performance and to a lesser extent, individual performance. Our Company and the Committee, at least annually, utilize the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the Executive Compensation Program. In addition, the Committee also receives information from other mining company compensation studies.

      Compensation of our executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to our financial performance comparisons with other companies in the mining industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

      Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Chairman and CEO to lower amounts for other executives) depending upon the individual’s level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive’s responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman and CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman and CEO are established by the Committee and, for 2002, included objectives relating to our operations, management and growth. Accordingly, the Compensation Committee reviews the executive’s performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 2002, 50% of the target award value was based on financial performance of the Company and 50% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of 2002 were $543,679 compared to $450,695 in 2001, and $202,025 in 2000.

      Other than the grant of 75% of the options to which officers would have been entitled under the LTIP for 2002 and a limited number of stock options granted in exchange for the cancellation of previously granted options, we made no long-term incentive awards under the Executive Compensation Program during 2001 or 2002. Previously, those awards consisted of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 25% was allocated to stock options granted under the LTIP and 75% was allocated to performance shares awarded under the LTPSP.

      Awards of stock options have been based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the common stock on the date of grant. As of April 7, 2003, nonqualified stock options and incentive stock options to purchase a total of 1,260,945 shares of common stock at an average exercise price of $1.69 per share were outstanding.

      Performance shares awarded under the LTPSP have been designed to award key executives for overall company performance over a three-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. In August 2000, the vesting period for future LTPSP awards was reduced from four to three years. Before each performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 150% for our Chairman/ CEO to lower amounts for other executives) for each participant depending upon the individual’s level of responsibility and impact on overall total return to shareholders.

      Actual LTPSP awards paid at the end of the performance period vary from the initial award target based on our company’s actual total shareholder return relative to the total shareholder returns of a group of other comparable companies in the precious metals mining industry. The comparable companies are Apex Silver Mines Ltd., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp. Total shareholder return is the price of the common stock at the end of the year plus dividends during the year, divided by the market value of the common stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the three-year performance period, are paid 60% in shares of common stock and 40% in cash.

      The replacement 2003 Long-Term Incentive Plan is designed to update the long-term compensation practices of the Company, incorporate recent legislative requirements and keep the Company’s compensation program competitive within the industry. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Stock-Based Awards.

      Payments made in March 2003 under the AIP were based on 2002 performance. As stated above, 50% of an AIP award is based on the prior year’s growth of our total assets and cash flow return on investment and 50% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 2003 AIP award to our Chairman and CEO, the award was based on 2002 performance and reflected the following Company performance accomplishments in 2002:

•	the production of approximately 14.8 million ounces of silver in 2002, a 36% increase over 2001, and approximately 117,000 ounces of gold in 2002, a 22% increase over 2001;

•	the reduction in the cash cost of silver production to $2.89 per ounce in 2002, compared to $3.71 per ounce in 2001;

•	the $66 million, or 45%, reduction in our convertible indebtedness as a result of our ongoing debt restructuring program and conversions of convertible notes which increased shareholders’ equity and decreased future cash interest payments;

•	the commencement of production at the Cerro Bayo high-grade gold and silver mine in southern Chile in April 2002 and an increase ore reserves at that property by 18% to 8.3 million ounces of silver and by 12% to 137,000 ounces of gold;

•	the commencement of production at the Martha Mine in June 2002 and discovery of ore reserves at this property totaling 5.0 million ounces of silver and 4,000 ounces of gold;

•	the securing of operating permits for the Nevada Packard property located near the Rochester Mine that will allow the commencement of mining operations on this property in the first quarter of 2003;

•	the introduction of trackless mining at the Galena mine at Coeur Silver Valley that reduced the cash cost of production by 8% and increased silver production by 17.6% compared to 2001; and

•	the establishment of a $9 million working capital facility, which was expanded to $12 million in January 2003, with the Standard Bank of New York.

      It should be noted that the above discussion of Company performance accomplishments arises in the context of executive compensation relating to the year ending December 31, 2002, and, therefore, does not include any discussion of company performance accomplishments during the current year which ends on December 31, 2003. Company performance accomplishments during 2003 will be discussed in next year’s proxy statement.

Option Exchange Program — 2001 and 2002

      2002 Option Exchange Program. On March 19, 2002, the Compensation Committee and the Board of Directors approved an option exchange program that we extended to the nine persons employed by us that held options that had been granted to them during 1998 and 1999. The options entitled the holders to purchase an aggregate of 116,677 shares of our common stock at exercise prices ranging from $4.8125 to $6.1100 per share. The options were to expire ten years from the date of grant. The closing sale price of the common stock on the New York Stock Exchange on March 19, 2002, was $1.23 per share. Pursuant to the option exchange program, on March 19, 2002, the nine persons were extended the right prior to March 31, 2002, to tender and have cancelled their options granted between 1998 and 1999 and have a new option granted in exchange therefore on October 2, 2002, (which is six months and one day after March 31, 2002). All of the nine persons exercised their right and new options exercisable for a ten-year period were granted to them on October 2, 2002, at an exercise price equal of $1.63 per share, which was the market value of the common stock on that date. The option exchange program was instituted to provide incentives to optionees by making available options with more realistically priced exercise prices equal to the market value of the shares on the date of grant of the exchanged options. The Company was able to provide these incentives without increasing the number of shares and potential dilution to shareholders under outstanding options. The following table sets forth information relating to the option exchange program for 2002.

2002 Option Exchange Program

		Number of	Market				Length of
		Shares	Price of	Exercise			Original Option
		Underlying	Stock at	Price at		New	Term Remaining
	Date Of	Cancelled	Time of	Time of		Exercise	at Date of
Name and Title of Optionee	Cancellation	Options	Cancellation	Cancellation		Price	Cancellation

Dennis E. Wheeler	03/31/02	62,553	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Chairman and				$6.1100			15 days to 6 yrs.
CEO of the Company							11 mos. 9 days
Robert Martinez	03/31/02	24,100	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
President and COO				$6.1100			15 days to 6 yrs.
of the Company							11 mos. 9 days
James K. Duff	03/31/02	4,649	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Vice President —				$6.1100			15 days to 6 yrs.
Business Development							11 mos. 9 days
of the Company
Wayne L. Vincent	03/31/02	2,722	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Controller and CAO of				$6.1100			15 days to 6 yrs.
the Company							11 mos. 9 days
Gary W. Banbury	03/31/02	4,764	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Vice President —				$6.1100			15 days to 6 yrs.
Human Resources							11 mos. 9 days
and Administration of the Company
James N. Meek	03/31/02	1,634	$1.46	$4.8125		$1.63	6 yrs. 11 mos.
Treasurer of							9 days
the Company
Dieter Krewedl	03/31/02	5,571	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Senior Vice President —				$6.1100			15 days to 6 yrs.
Exploration of the							11 mos. 9 days
Company
Alfredo Cruzat	03/31/02	5,190	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
Vice President and				$6.1100			15 days to 6 yrs.
General Manager of CDE Chilean Mining							11 mos. 9 days
Corp., a subsidiary of the Company
Robert T. Richins	03/31/02	5,494	$1.46	$4.8125	-	$1.63	6 yrs. 5 mos.
President, Earthworks				$6.1100			15 days to 6 yrs.
Technology, Inc.							11 mos. 9 days

Total		116,677

      2001 Option Exchange Program. On May 8, 2001, the Compensation Committee and the Board of Directors approved an option exchange program that the Company extended to the four persons employed by us that held fully-vested options that had been granted to them between 1992 and 1997. The options entitled the holders to purchase an aggregate of 268,861 shares of our common stock at exercise prices ranging from $13.125 to $20.875 per share. The options were to expire ten years from the date of grant. The closing sale price of the common stock on the New York Stock Exchange on May 8, 2001, was $1.26 per share. Pursuant to the option exchange program, on May 15, 2001, the four persons were extended the right prior to June 15, 2001, to tender and have cancelled their options granted between 1992 and 1997 and have a new option granted in exchange therefore on December 17, 2001, (which is six months and one day after June 15, 2001). Each of the four persons exercised their right and new, fully-vested options exercisable for a ten-year period were granted to them on December 17, 2001, at an exercise price equal of $0.74 per share, which was the market value of the common stock on that date. The option exchange program was instituted to provide incentives to optionees by making available options with more realistically priced exercise prices equal to the market value of the shares on the date of grant of the repriced options. The Company was able to provide these incentives without increasing the number of shares and potential dilution to shareholders under outstanding options. The following option exchange table sets forth information relating to the option exchange program for 2001.

2001 Option Exchange Program

		Number of	Market				Length of
		Shares	Price of	Exercise			Original Option
		Underlying	Stock at	Price at		New	Term Remaining
	Date of	Cancelled	Time of	Time of		Exercise	at Date of
Name and Title of Optionee	Cancellation	Options	Cancellation	Cancellation		Price	Cancellation

Dennis E. Wheeler	6/15/01	229,090	$1.26	$13.125	-	$0.74	4 yrs 9 mos
Chairman, President				$20.875			to 6 yrs 1 mo
and CEO of the Company
Robert Martinez	6/15/01	20,429	$1.26	$13.125	-	$0.74	4 yrs 9 mos
Senior Vice President				$20.875			to 6 yrs 1 mo
and COO of the Company
James Duff	6/15/01	8,031	$1.26	$13.125	-	$0.74	5 yrs 9 mos
Vice President —				$17.50			to 6 yrs 1 mo
Business Development of the Company
Alfredo Cruzat	6/15/01	11,311	$1.26	$13.125	-	$0.74	4 yrs 9 mos
Vice President and				$20.875			to 6 yrs 1 mo
General Manager of CDE Chilean Mining Corp., a subsidiary of the Company

Total		268,861

Compensation Committee of the Board of Directors

ROBERT E. MELLOR, Chairman
CECIL D. ANDRUS
JOHN H. ROBINSON

Supplemental Retirement and Deferred Compensation Plan

      On December 6, 2002, our Board of Directors approved the termination of our Supplemental Retirement and Deferred Compensation Plan pursuant to which officers were entitled to defer up to 50% of their salary and 100% of the cash portion of awards under the AIP and LTPSP, effective December 31, 2002. The plan was terminated as an employee cost reduction program. In accordance with the terms of the plan, the account balances accrued at the time of termination of the plan were distributed to plan participants. The following table sets forth the account balances of the officers named in the Summary Compensation Table and two other plan participants at December 31, 2002, which amounts were distributed to the participants during January and February 2003:

Name of Participant	Account Balance

Dennis E. Wheeler	$567,218.29
Robert Martinez	62,028.32
Geoffrey A. Burns	9,714.48
Dieter A. Krewedl	8,158.85
Other Participants	14,822.91

Total	$661,942.84

Directors’ Fees

      Pursuant to our Non-Employee Directors’ Stock Option Plan, outside directors must receive at least $5,000 of their $50,000 annual director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. Information relating to options granted to outside directors in January, 2002, was set forth in last year’s proxy statement relating to the 2001 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the plan to non-employee directors on January 6, 2003:

	Amount of	Number	Option
	Foregone	of Shares	Exercise
	Director’s	Subject to	Price Per
Name of Outside Director	Fees	Option*	Share**

Cecil D. Andrus	$5,000	4,629	$2.08
James J. Curran	25,000	23,148	$2.08
James A. McClure	5,000	4,629	$2.08
Robert E. Mellor	5,000	4,629	$2.08
John H. Robinson	10,000	9,259	$2.08
J. Kenneth Thompson	50,000	46,296	$2.08
Timothy R. Winterer	15,000	13,888	$2.08

Total	$115,000	106,478

*	The number of shares is determined by dividing each outside director’s foregone director’s fee by the per-share value of an option using the Black-Scholes option valuation method.

**	The option exercise price is equal to the average of the high and low prices of our common stock reported by the New York Stock Exchange on January 6, 2003, which was the date of grant.

      Committee members receive no compensation for their services as Committee members.

Directors’ Retirement Plan

      Pursuant to the Directors’ Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year’s retirement benefit is equal to 40% of the outside director’s annual compensation as a director at the time of retirement.

Change in Control Provisions

      In the event of a change in control of Coeur d’Alene Mines Corporation, as defined below, all awards under the Executive Compensation Program fully vest as follows:

•	all unvested stock options become fully exercisable;

•	any unvested shares of restricted stock become fully vested so that the contractual restrictions on the sale of such stock lapse on the change in control date; and

•	cash or common stock payments of performance awards made under the program must be fully paid within 30 days following the date of the change in control.

      A change in control of Coeur d’Alene Mines Corporation for purposes of the program is deemed to occur in the event of:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	a majority of the members of our Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board;

•	a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a change in control of the Company; or

•	we are combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will or has occurred.

Employment Agreements

      We have an employment agreement with Dennis E. Wheeler, Chairman of the Board and Chief Executive Officer, which provides for a three-year term of employment and which is automatically extended for one year on June 1 of each year unless terminated or modified by us by written notice. Mr. Wheeler’s employment agreement, which calls for a base salary of $500,000 each year plus annual incentive compensation, includes the same change in control provisions as those included in the executive change in control agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of his death.

      We entered into an employment agreement on January 13, 2003, with James A. Sabala, pursuant to which he was employed as Executive Vice President and Chief Financial Officer for a two-year term commencing January 27, 2003, through January 27, 2005, in connection with the signing of which Mr. Sabala received $100,000. The agreement is renewed from day to day so that the Company and Employee are at all times bound to this agreement for a period of two years. His agreement calls for a base salary of $250,000 each year plus annual incentive compensation. Mr. Sabala’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.

      During 2002, and continuing from year-to-year thereafter unless terminated by us by written notice, the executive change in control agreements with a total of nine executive officers provide that certain benefits will be payable to the executives in the event of a change in control of us and the termination of the executive’s employment within two years after such change in control for any reason other than for cause, disability, death, normal retirement or early retirement. The term “change in control” for purposes of the executive change in control agreements has the same meaning as that discussed above under “Change in Control Provisions.”

      The benefits payable to an executive in the event of a change in control and such termination of employment are:

•	the continued payment of the executive’s full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided at the time of such termination under the AIP and LTPSP for the two years following such termination of employment;

•	the continued payment by us during that period of all medical, dental and long-term disability benefits under programs in which the executive was entitled to participate immediately prior to termination of employment;

•	acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by us to the executive under the Executive Compensation Program; and

•	the granting to the executive of continued credit through the two-year period following termination of employment for purposes of determining the executive’s retirement benefits under our Defined Contribution and 401(k) Retirement Plan.

      Each executive change in control agreement provides that if the change in control payments provided thereunder would constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the executive’s average annual taxable compensation during the five-year period preceding the change in control.

PROPOSAL NO. 2

      PROPOSED APPROVAL OF THE ADOPTION OF A REPLACEMENT 2003 LONG-TERM INCENTIVE PLAN AND THE RESERVATION OF 6,800,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE TERMS OF THIS PLAN.

Summary Description of the Replacement 2003 Long-Term Incentive Plan

      Upon the recommendation of Hewitt Associates, one of the leading independent compensation consultants in the Unites States and Coeur’s compensation consultant since 1989, a replacement 2003 Long-Term Incentive Plan has been recommended for approval and is designed to update the long-term compensation practices of the Company, incorporate recent legislative requirements and keep the Company’s compensation program competitive within the industry.

      The following summary of the terms of the 2003 Long-Term Incentive Plan (“the Plan”) is qualified in its entirety by reference to the text of the Plan, which is attached as Appendix A to this Proxy Statement. If approved by the Company’s shareholders, the Plan will be effective as of the date of such approval.

      Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).

      Eligibility. Key employees of the Company and its subsidiaries are eligible to participate in the Plan.

      Approximately 13 employees of the Company and its subsidiaries will currently be eligible to participate; however, because the Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

      Stock Available for Issuance Through the Plan. The Plan provides for a number of forms of stock-based compensation, as further described below. Up to 6,800,000 shares of the Company’s common stock will be authorized for issuance through the Plan. The Plan permits 600,000 shares to be granted in the form of awards with an exercise price below fair market value of the underlying shares of common stock on the date of grant. The Plan permits the reuse or reissuance by the Plan of shares of common stock underlying cancelled, terminated, expired, forfeited, or lapsed awards of stock-based compensation.

      Description of Awards Under the Plan. The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units, performance shares, cash-based awards, and stock-based awards. As separately described under “Performance Measures,” the Committee may also grant awards subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

      Stock Options. The Committee will have discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. Each option issued under the Plan must be exercised within a period of ten years from the date of grant. Subject to the specific terms of the Plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

      Options granted to participants under the Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions will be determined within the discretion of the Committee, may not be uniform among all participants, and may reflect distinctions based on the reasons for termination of employment.

      The Plan specifically states that options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option, without the prior approval of the Company’s shareholders.

      Upon the exercise of an option under the Plan, the option price is payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price (provided, however, if the Company is accounting for options using Accounting Principles Bulletin Opinion 25, the shares that are tendered must have been held by the participant for at least six months prior to their tender to satisfy the option price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the award agreement.

      The Committee also may allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

      Stock Appreciation Rights (SARs). The Committee may grant SARs in tandem with stock options, freestanding and unrelated to options, or any combination of these vehicles. In any case, the form of payment of an SAR will be determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem, the Committee will determine the number of shares of common stock covered by and the exercise period for the SAR. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the exercise price, multiplied by the number of shares of stock covered by the SAR.

      If an SAR is granted in tandem with an option, the exercise of the tandem SAR will require forfeiture of the related option (and when a share is purchased under the option, the tandem SAR shall similarly be cancelled). The Committee may limit the exercise period of a tandem SAR, except that the tandem SAR’s exercise period may not exceed that of the related option.

      The Plan specifically states that SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted SAR, without the prior approval of the Company’s shareholders.

      Restricted Stock and Restricted Stock Units. The Committee will also be authorized to award shares of restricted common stock under the Plan upon such terms and conditions as it shall establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock, and such other provisions as the Committee shall determine and/or restrictions under applicable federal or state securities laws. Although recipients may have the right to vote their restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. Participants holding restricted stock may also receive dividends on their shares of restricted stock and the Committee, in its discretion, will determine how such dividends on restricted shares are to be paid.

      The Committee will also be authorized to award restricted stock units under the Plan upon such terms and conditions as it shall establish. Restricted stock units are similar to restricted stock and are subject to the same provisions listed above with respect to restricted stock, except that no shares are actually awarded to the participant on the date of grant, and participants holding restricted stock units will have no voting rights with respect to such units.

      Each award agreement for restricted stock or restricted stock units will set forth the extent to which the participant will have the right to retain the restricted stock or restricted stock units following termination of the participant’s employment with the Company. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued or restricted stock units granted pursuant to the Plan, and may reflect distinctions based on reasons for termination of employment.

      Performance Units and Performance Shares. The Committee will also have discretion to award performance units and performance shares under the Plan upon such terms and conditions as it shall establish. Performance units will have an initial value as determined by the Committee, while each performance share will have an initial value equal to the fair market value of one share of common stock of the Company on the date of grant. The payout on the number and value of the performance units and performance shares will be a function of the extent to which the corresponding performance goals are met.

      Cash-Based Awards and Stock-Based Awards. The Committee will also have discretion to award cash-based and stock-based awards under the Plan upon such terms and conditions as it shall establish. Each cash-based or stock-based award shall have a value as may be determined by the Committee. The Committee may establish performance goals for such awards in its discretion and determine payout in its discretion.

      Performance Measures. The Committee may grant awards under the Plan to eligible employees subject to the attainment of certain specified performance measures. The performance measures may include earnings per share (actual or targeted growth), economic value added (EVA), net income after capital costs, net income (before or after taxes), return measures (including, but not limited to, return on average assets, return on capital, return on equity, or cash-flow return measures), stock price (including, but not limited to, growth measures and total shareholder return), expense targets, margins, production levels, cash cost per ounce of production, EBITDA, capital budget targets, and budget target measures. The number of performance-based awards granted to any participant in any year is determined by the Committee in its sole discretion. Following the end of a performance period, the Committee shall determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee shall also have discretion to reduce or increase the value of a performance-based award, except in the case of “Covered Employees” (defined below under “Section 162(m)”), in which case the Committee may only reduce such value.

      Adjustment and Amendments. The Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, or certain other events.

      Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee determines otherwise in an award agreement:

•	All options and SARs will become immediately exercisable;

•	All restricted stock and restricted stock units granted will become fully vested;

•	The target payout opportunities attainable under all outstanding awards which are subject to achievement of any performance measures or other performance conditions will be deemed to have been earned as of the effective date of the change in control and paid out on a pro rata basis based on the length of time within the applicable performance period, if any, that has elapsed prior to the change in control. However, no such modification will adversely affect any outstanding awards without the affected holder’s consent.

      The Committee shall have the authority to make any modifications to awards as determined by the Committee to be appropriate before the effective date of a change in control.

      A change in control of for the purposes of the Plan is deemed to occur in the event of:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	a majority of the members of our Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board;

•	a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a change in control of the Company; or

•	we are combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will or has occurred.

      The Plan may be modified or amended by the Committee at any time and for any purpose which the Committee deems appropriate. However, no such modification will adversely affect any outstanding awards without the affected holder’s consent. No amendment of the Plan will occur without shareholder approval if such approval is required under Internal Revenue Service or Securities and Exchange Commission regulation, the rules of the New York Stock Exchange, or any applicable law.

      Nontransferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Plan shall be assignable or transferable by a participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the Securities and Exchange Commission’s short-swing trading rules and federal tax requirements relating to incentive stock options.

      Duration of the Plan. The Plan will remain in effect, subject to the right of the Committee or the Company’s Board of Directors to amend or terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired according to the Plan’s provisions.

Federal Income Tax Consequences

      Options. With respect to options which qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that lesser of either (i) the fair market value of the shares on the date of option exercise, or (ii) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

      With respect to NQSOs, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

      SARs. The recipient of a grant of SARs will not realize taxable income and the Company will not be entitled to deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the amount of cash received.

      Restricted Stock and Restricted Stock Units. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

      In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).” To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

      A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time, the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock units during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

      In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).”

      Performance Units and Performance Shares. The recipient of a grant of performance units and/or performance shares will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.

      Cash-Based and Stock-Based Awards. The recipient of a grant of cash-based or stock-based awards will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.

      Section 162(m). Under Section 162(m) of the Code, compensation paid to executives in excess of $1 million for any taxable year is not deductible unless an exemption from such rule exists. Compensation paid by the Company in excess of $1 million for any taxable year to “Covered Employees” will generally be deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements. Generally, a “Covered Employee” under Section 162(m) means the chief executive officer and the four other highest-paid executive officers of the Company as of the last day of the taxable year.

      It is presently anticipated that the Committee will at all times consist of “outside directors” as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring Plan awards.

New Plan Benefits

      The benefits that will be received under the Plan by particular individuals or groups are not determinable at this time.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED APPROVAL OF THE ADOPTION OF THE REPLACEMENT 2003 LONG-TERM INCENTIVE PLAN AND THE RESERVATION OF 6,800,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE TERMS OF THIS PLAN.

INDEPENDENT ACCOUNTANTS

      On July 22, 2002, we advised the firm of Arthur Andersen LLP (“AA”) that it would no longer serve as our independent accounting firm. AA had served in that capacity since October 1999. Our determination reflected the fact that on June 15, 2002, the Securities and Exchange Commission announced that AA had informed the Commission that it will cease practicing before the Commission by August 31, 2002.

      During the years ended December 31, 2000 and 2001, there were no disagreements between the Company and AA on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of AA, would have been referred to in their reports. AA’s reports on the Company’s financial statements for the years ended December 31, 2000 and 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that AA’s report dated February 15, 2002, stated that the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, had been prepared assuming that the Company will continue as a going concern.

      On July 22, 2002, we engaged the independent accounting firm of KPMG LLP (“KPMG”) to serve as our new auditing firm. The decision to engage KPMG was approved by the Audit Committee of our Board of Directors and the full Board. Shareholders are not being asked to ratify the selection by the Board of Directors and its Audit Committee of KPMG as our independent accountants for the current year because there is no requirement that such ratification be sought. We expect a representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

AUDIT COMMITTEE REPORT

      The Audit Committee of our Board of Directors, which currently consists of James J. Curran, James A. McClure and J. Kenneth Thompson, is governed by its charter. All the members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, which means that they have no relationship to the Company that may interfere with the exercise of their independence from our management. The Board of Directors believes that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules recently adopted by the Securities and Exchange Commission.

      In March 2003, the Audit Committee revised its charter to reflect certain provisions included in the Sarbanes-Oxley Act that was enacted in July 2002 as well as certain rules adopted and proposed by the SEC thereunder, as well as certain proposed listing standards approved by the Board of Governors of the New York Stock Exchange and currently being reviewed by the SEC. A copy of the revised Audit Committee Charter is attached as Appendix B to this proxy statement.

      The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2002, with management and our independent auditing firm, KPMG. In that connection, the Audit Committee discussed with KPMG the matters required to be discussed by Statement of Accounting Standards No. 61. SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

      KPMG reported to the Audit Committee that:

•	there were no disagreements with management,

•	it was not aware of any consultations about significant matters that management discussed with other auditors,

•	no major issues were discussed with management prior to its retention,

•	it received full cooperation and complete access to our books and records,

•	there was no fraud or likely illegal acts,

•	there were no significant internal control deficiencies, and

•	there were no known probable material misstatements in our interim reports.

      In addition, the Audit Committee received from KPMG the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed KPMG’s independence with KPMG. Pursuant to ISB 1, KPMG:

•	disclosed to the Audit Committee all relationships between KPMG and its related entities that in KPMG’s professional judgment may reasonably be thought to bear on independence, and

•	confirmed in the letter that, in its professional judgment, it is independent of the Company.

      Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board Directors

JAMES J. CURRAN, Chairman
JAMES A. MCCLURE
J. KENNETH THOMPSON

Audit and Non-Audit Fees

      The following sets forth information relating to fees billed incurred the Company for professional services rendered to the Company for the year ended December 31, 2002:

•	Audit Fees. The total fee billed by KPMG for professional services for the audit of the Company’s financial statements for the year ended December 31, 2002, and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2002 was approximately $116,000. The total fee billed by Arthur Andersen LLP for professional services for the review of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2002 was approximately $67,000.

•	Financial Information Systems Design and Implementation Fees. No such fees were billed because no such services were rendered.

•	All other fees. The total fees billed by KPMG for all other non-audit services rendered during 2002 were approximately $49,000. The total fees billed by Arthur Andersen LLP for all other non-audit services rendered during 2002 were approximately $32,000.

      In the future, all audit as well as permissible non-audit services rendered to us by KPMG will be preapproved by the Audit Committee in accordance with SEC regulations.

STOCK PERFORMANCE CHART

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG COEUR D’ALENE MINES CORPORATION,
S&P 500 INDEX AND PEER GROUP INDEX

      The following chart compares our cumulative total shareholder return for the five years ended December 31, 2002, with (i) the S&P 500 Index, which is a performance indicator of the overall stock market, and (ii) a peer group determined by us.

      Comparison of Five-Year Cumulative Total Return Coeur d’Alene Mines Corporation, S&P 500, and Coeur d’Alene Mines Comparator Group.

[LINE GRAPH]

	Coeur d’ Alene Mines
	Corporation Common Stock	S&P 500 Index	Peer Group Index**

1997	100.00	100.00	100.00
1998	51.75	128.52	70.82
1999	38.46	155.53	54.99
2000	10.49	141.36	30.97
2001	8.95	224.63	44.90
2002	21.48	97.15	107.26

      Note: Homestake Mining is not included in the graph due to acquisition by Barrick Gold in December 2001.

	Dec. 1997	Dec. 1998	Dec. 1999	Dec. 2000	Dec. 2001	Dec. 2002

Coeur d’Alene Mines Corporation Common Stock	100.00	51.75	38.46	10.49	8.95	21.48
S&P 500 Index	100.00	128.52	155.53	141.36	124.63	97.15
Peer Group Index**	100.00	70.82	54.99	30.97	44.90	107.26

Assumes $100 invested on January 1, 1997, in our common stock, S&P 500 Index and the peer group index.

*	Total return assumes reinvestment of dividends.

**	The issuers of common stock included in the peer group are Apex Silver Mines Ltd., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co.,

Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed within two days of a change in beneficial ownership of securities. Reports regarding a change in beneficial ownership for the following officers (one of which is also a director): Gary W. Banbury, Geoffrey A. Burns, James K. Duff, Troy J. Fierro, Dieter Krewedl, Robert Martinez, James N. Meek, Robert T. Richins, Wayne L. Vincent and Dennis E. Wheeler, which were required to be filed by April 10, 2002, were filed with the Securities and Exchange Commission on May 10, 2002. Reports regarding a change in beneficial ownership for the following directors: James J. Curran, Robert E. Mellor, John H. Robinson, J. Kenneth Thompson and Timothy R. Winterer, which were required to be filed by January 8, 2003, were filed with the Securities and Exchange Commission on January 15, 2003. A report regarding a change in beneficial ownership for Cecil D. Andrus, a director, which was required to be filed by January 8, 2003, was filed with the Securities and Exchange Commission on January 16, 2003.

YEAR 2004 SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by our Secretary, 400 Coeur d’Alene Mines Building, Post Office Box I, Coeur d’Alene, Idaho 83814 no later than January 1, 2004, (i.e., approximately 120 days prior to April 30, 2004, which is the presently expected date of mailing of the proxy statement relating to next year’s annual meeting), in order for them to be considered for inclusion in the 2004 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to us by March 17, 2004, (i.e., at least 45 days prior to April 30, 2004, which is the presently expected date of the mailing of the proxy statement relating to next year’s annual meeting). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

      Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

      This proxy statement is accompanied by our 2002 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2002. The Annual Report is not to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION
DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

April 21, 2003

Appendix A

2003 LONG-TERM INCENTIVE PLAN

COEUR D’ALENE MINES CORPORATION

COEUR D’ALENE MINES CORPORATION

2003 LONG-TERM INCENTIVE PLAN

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

      1.1 Establishment of the Plan. Coeur d’Alene Mines Corporation, an Idaho corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

      The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

      The Plan shall become effective upon shareholder approval of the Plan (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

      1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

      1.3 Duration of the Plan. The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 herein, until all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions.

ARTICLE 2.

DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

(c) “Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award granted to a Participant as described in Article 10 herein.

(g) “Cause” means: (i) fraud, misrepresentation, theft, or embezzlement; (ii) intentional violation of laws involving moral turpitude or which is materially injurious to the Company; or (iii) willful and continued failure by the Participant substantially to perform his or her duties with the Company or its subsidiaries (other than failure resulting from the Participant’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the President or the Chairman of the Board of the Company, which demand specifically identifies the manner in which the Participant has not substantially performed his or her duties.

(h) “Change in Control” shall mean any of the following events: (i) any organization, group, or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or (ii) during any two (2) year period, a majority of the members of the Board serving at the date of approval of this Plan by shareholders is replaced by Directors who are not nominated and approved by the Board; or (iii) a majority of the members of the Board are represented by, appointed by, or affiliated with any Person whom the Board has determined is seeking to effect a Change in Control of the Company; or (iv) the Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j) “Committee” means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

(k) “Company” means Coeur d’Alene Mines Corporation, an Idaho corporation, and any successor thereto as provided in Article 18 herein.

(l) “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(m) “Director” means any individual who is a member of the Board of Directors of the Company.

(n) “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p) “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

(q) “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

(r) “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

(s) “Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

(t) “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(u) “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

(v) “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

(w) “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

(x) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(y) “Participant” means an Employee who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

(z) “Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

(aa) “Performance Measures” means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

(ab) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ac) “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

(ad) “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

(ae) “Period of Restriction” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

(af) “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

(ag) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

(ah) “Shares” means the Shares of common stock of the Company.

(ai) “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

(aj) “Stock-Based Award” means an Award granted pursuant to the terms of Section 10.5 herein.

(ak) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

(al) “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

ARTICLE 3.

ADMINISTRATION

      3.1 General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

      3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

      3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers or Employees of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be six million eight hundred thousand (6,800,000). The number of Shares that may be issued under the Plan for Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant shall not exceed six hundred thousand (600,000) Shares. All of the reserved Shares may be used as ISOs. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. In addition, the Committee, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

      Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options. The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be six hundred thousand (600,000).

(b) SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be six hundred thousand (600,000).

(c) Restricted Stock/ Restricted Stock Units. The maximum aggregate grant with respect to Awards of Restricted Stock/ Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be six hundred thousand (600,000) Shares.

(d) Performance Shares/ Performance Units. The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be six hundred thousand (600,000) Shares, or equal to the value of six hundred thousand (600,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed one million two hundred thousand dollars ($1,200,000) determined as of the date of vesting or payout, as applicable.

(f) Stock Awards. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be six hundred thousand (600,000) Shares.

      4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and other value determinations applicable to outstanding Awards.

      Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company’s shareholders.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees.

      5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.

STOCK OPTIONS

      6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. In addition, ISOs may not be granted following the ten (10) year anniversary of the Board’s adoption of the Plan, which is May 20, 2003.

      6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is either set at a discount or premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

      6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

      6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, however, if the Company is accounting for the Options using APB Opinion 25, the Shares that are tendered must have been held by the

Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

      The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

      Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

      6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

      6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

      6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

      6.11 Prohibition on Repricing Without Shareholder Approval. Notwithstanding any provision in this Plan to the contrary, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

      7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

      Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is either set at a discount or premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

      7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

      7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

      7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

      7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

      7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

      7.10 Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of stock options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the stock options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If this provision creates adverse accounting consequences for the Company as determined in the sole discretion of the Committee, it shall be considered null and void.

      7.11 Prohibition on Repricing SARs Without Shareholder Approval. Notwithstanding any provision in this Plan to the contrary, without the prior approval of the Company’s shareholders, SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted SAR.

ARTICLE 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

      8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

      8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

      8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

      8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

      The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Coeur d’Alene Mines Corporation.

      8.6 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      8.7 Dividends and Other Distributions During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

      8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      8.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.

PERFORMANCE SHARES AND PERFORMANCE UNITS

      9.1 Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/ Performance Units that will be paid out to the Participant.

      9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/ Performance Units shall be entitled to receive payout on the value and number of Performance Shares/ Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

      9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/ Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/ Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/ Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

      9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      9.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/ Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10.

CASH-BASED AWARDS AND STOCK-BASED AWARDS

      10.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

      10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the

Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

      10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      10.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      10.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      10.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 11.

PERFORMANCE MEASURES

      Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Earnings per share (actual or targeted growth);

(b) Economic valued added (EVA);

(c) Net income after capital costs;

(d) Net income (before or after taxes);

(e) Return measures (including, but not limited to, return on average assets, return on capital, return on equity, or cash-flow return measures);

(f) Stock price (including, but not limited to, growth measures and total shareholder return);

(g) Expense targets;

(h) Margins;

(i) Production levels;

(j) Cash cost per ounce of production;

(k) Earnings before interest, tax, depreciation, and amortization;

(l) Capital budget targets; and

(m) Budget target measures.

      Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

      The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

      In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12.

BENEFICIARY DESIGNATION

      A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

      Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

ARTICLE 13.

DEFERRALS AND SHARE SETTLEMENTS

      Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 14.

RIGHTS OF EMPLOYEES

      14.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

      Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

      For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

      14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      14.3 Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.

CHANGE IN CONTROL

      Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b) Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c) The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and such Awards treated as follows:

(i) The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii) All such Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d) Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 16.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

      16.1 Amendment, Modification, Suspension, and Termination. [Subject to Section 6.11], the Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

      16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      16.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 17.

WITHHOLDING

      17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

      17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that if the Company is using APB Opinion 25 to account for equity awards in its financial statements, the amount of tax shall not exceed the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18.

SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.

GENERAL PROVISIONS

      19.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

      19.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      19.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      19.4 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

      19.5 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

      19.6 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      19.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

      19.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE 20.

LEGAL CONSTRUCTION

      20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      20.4 Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the

Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      20.5 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Idaho, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Idaho, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Appendix B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF COEUR D’ALENE MINES CORPORATION

Purpose

      The purpose of the Audit Committee of the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”) is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

Membership

      The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and New York Stock Exchange. Those rules require, among other things, that:

•	the director have no material relationship with the Company (other than as a director);

•	each member be deemed by the Board to be “financially literate” (or be able to become so within a reasonable time after appointment) and at least one member of which should be an “audit committee financial expert;”

•	no member receive consulting or other fees (other than Board or Committee fees) from the Company; and

•	no member serve as a member of the audit committee of more than two other public company boards of directors.

Authority and Responsibilities

      In pursuit of the purposes set forth above, the authority and responsibilities of the Audit Committee shall include the following:

      1. Review of Committee Charter and Performance. The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

      2. Meetings and Subcommittees. The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet separately and periodically (absent unusual circumstances, at least twice per year) with management, the independent auditor and the internal auditor. The Committee may form and delegate authority to subcommittees when appropriate.

      3. Advisors. The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

      4. Oversight of Independent Auditor. The Committee shall be solely responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

•	resolution of disagreements between the independent auditor and management;

•	review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor any such disclosed relationships and their impact on the independent auditor’s independence, and the taking of appropriate action in response to the auditor’s report relating to the auditor’s independence;

•	establishment of policies for the Company’s hiring of employees or former employees of the independent auditor;

•	preapproval of all audit and non-audit services rendered to the Company by the independent auditor; and

•	consideration of the propriety of adopting a policy of rotating the independent auditor on a regular basis.

      5. Reports of the Committee. The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Company’s annual proxy statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);

•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and

•	recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

      6. Whistle Blower Procedures. When required to do so by the New York Stock Exchange rules approved by the SEC, the Committee shall establish and implement procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees’ anonymous submissions of concerns.

      7. Annual Audited Financial Statements. The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

      8. Quarterly Financial Statements. The Committee shall discuss with management and the independent auditor the Company’s unaudited quarterly financial statements prior to the filing of its Form 10-Q.

      9. Quarterly CEO and CFO Certifications. The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company’s Forms 10-Q and 10-K relating to:

•	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      10. Reports From and Discussions With the Independent Auditor. The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

•	all critical accounting policies and practices to be used;

•	alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor’s preferred treatment;

•	any management letter, schedule of unadjusted differences or other material written communications with management;

•	the independent audit firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to an audit, and steps to be taken to deal with any such issues; and

•	any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties.

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Company; and

•	earnings press releases (paying particular attention to any use of any “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

      11. Earnings Releases. The Committee shall periodically review the Company’s earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies.

      12. Risk Assessment and Management. The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management. The Committee shall periodically discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

      13. Internal Audit Function. The Committee shall review the appointment and replacement of the senior internal auditing executive, review the significant reports to management prepared by the internal auditing staff and management’s responses thereto, and discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

ADMINISTRATIVE RESPONSIBILITY

      The Chief Executive Officer of the Company is responsible for assuring that administrative and coordinating services are provided to the Committee in order to assist it in the performance of its duties and responsibilities under this charter.

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building, 505 Front Avenue, P.O. Box I
Coeur d’Alene, Idaho 83814

COMMON STOCK PROXY

This proxy is solicited by the Board of Directors for the
ANNUAL MEETING OF SHAREHOLDERS on May 20, 2003, 9:30 A.M., local time

     The undersigned appoints Dennis E. Wheeler or, in his absence, James A. Sabala, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 2003, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided is made, this Proxy will be voted FOR Proposals 1 and 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

*FOLD AND DETACH HERE*

You can now access your Coeur d’Alene Mines Corporation account online.

Access your Coeur d’Alene Mines Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Coeur d’Alene Mines Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.	You are now ready to log in. To access your account please enter your: • SSN or Investor ID • PIN	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
	• Then click on the Submit button	• Certificate History
The confidentiality of your personal information is protected using secure socket layer (SSL) technology. • SSN or Investor ID • PIN • Then click on the Establish PIN button	If you have more than one account, you will now be asked to select the appropriate account.	• Book-Entry Information • Issue Certificate • Payment History • Address Change • Duplicate 1099
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends voting FOR the following proposals:
1.	ELECTION OF DIRECTORS	2.	PROPOSAL REGARDING ADOPTION OF	FOR	AGAINST	ABSTAIN
	Nominees: 01 Cecil D. Andrus, 02 James J. Curran, 03 James A. McClure,		LONG-TERM INCENTIVE PLAN AND THE RESERVATION OF 6,800,000	☐	☐	☐
	04 Robert E. Mellor, 05 John H. Robinson, 06 J. Kenneth Thompson,		SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PLAN.
	07 Timothy R. Winterer, and 08 Dennis E. Wheeler

FOR all nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above	3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.	YES
☐	☐		I PLAN TO ATTEND THE MEETING	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space below.)	PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Signature _____________________________________ Signature ________________________________ Dated: ___________, 2003

SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SIGNING IN A REPRESENTATIVE OR FIDUCIARY CAPACITY, INDICATE THE TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

*FOLD AND DETACH HERE*